Exhibit 5.1


                    [Letterhead of American Express Company]


                                                               February 13, 2007


American Express Company
200 Vesey Street
New York, New York 102857


Ladies and Gentlemen:

     I am Vice President and Group Counsel of American Express Company, a New York corporation (the "Company"). This opinion is being furnished to you in connection with the registration for resale of up to 135,208 shares (the "Shares") of the Company's common shares, par value $0.20 per share (the "Common Shares"), on behalf of certain selling shareholders. The Shares were issued to the selling shareholders in a private placement pursuant to that certain Agreement and Plan of Merger and Reorganization, dated as of November 30, 2006, as amended, by and among the Company, Cove Acquisition Sub, Inc., a wholly owned subsidiary of the Company, Harbor Payments, Inc., Oak Investment Partners XI, Limited Partnership and Oak Associates XI, LLC.

     In connection herewith, I have examined:

          (i) the Company's automatic shelf registration statement on Form S-3 (No. 333-138032) (the "Registration Statement") covering, among other securities, Common Shares, filed with the Securities and Exchange Commission ("SEC") under the Securities Act of 1933, as amended (the "Securities Act"), which Registration Statement became effective under the Securities Act on October 16, 2006; and

          (ii) Supplement No. 1 dated February 13, 2007 to the prospectus supplement dated January 3, 2007 and the accompanying prospectus included in the Registration Statement, which will be filed with the SEC on the date hereof, pursuant to Rule 424(b) under the Securities Act (collectively, the "Prospectus").

     I have also examined the Company's Articles of Incorporation and Bylaws, each as in effect on the date hereof, and resolutions adopted by the Board of Directors of the Company at a meeting held on November 20, 2006. In addition,

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I have examined and relied on the originals or copies, certified or otherwise identified to my satisfaction, of such instruments, certificates, records, and other documents and have made such examination of law as I have deemed necessary or appropriate for the purpose of my opinion hereinafter expressed.

     In my examination of the foregoing, I have assumed the genuineness of all signatures on all documents examined by me (except the signatures of officers of the Company), the legal competence and capacity of each person executing documents, the authenticity of all documents submitted to me as originals, the conformity to authentic originals of all documents submitted to me as certified or photostatic copies, and the due authorization, execution and delivery of all documents (other than due authorization, execution and delivery on behalf of the Company) where due authorization, execution and delivery are a prerequisite to the effectiveness thereof.

     Based on the foregoing and in reliance thereon, and subject to the exceptions, qualifications and limitations stated herein, I am of the opinion that the Shares are validly issued, fully paid and non-assessable.

     The opinion expressed above is limited to the laws of the State of New York, the federal laws of the United States of America as in effect (and published or otherwise generally available) on the date hereof, and I assume no obligation to revise or supplement the opinion should such law be changed by legislative action, judicial decision or otherwise. In rendering the opinion, I have not considered, and hereby disclaim any opinion as to, the application or impact of any laws, cases, decisions, rules or regulations of any other jurisdiction, court or administrative agency.

     I hereby consent to the filing of this opinion as Exhibit 5.1 to the Current Report on Form 8-K and to the use of my name under the heading "Legal Matters" in the Prospectus. In giving such consent, I do not thereby concede that I am within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC thereunder.



                                Very truly yours,



                               By: /s/ Carol V. Schwartz
                                   ---------------------------------------------
                                   Carol V. Schwartz
                                   Vice President and Group Counsel

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